Exhibit 10.35

TERMINATION OF THE

DYNEGY INC. MID-TERM INCENTIVE PERFORMANCE AWARD PROGRAM

WHEREAS, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Dynegy Inc. (the “Company”), has heretofore adopted the Dynegy Inc. Mid-Term Incentive Performance Award Program (the “Program”) to implement in part the Performance Award provisions of the Dynegy Inc. 2002 Long Term Incentive Plan;

WHEREAS, the Program was effective January 1, 2003 and certain Performance Awards were granted thereunder;

WHEREAS, all payments due with respect to such Performance Awards have heretofore been paid; and

WHEREAS, Section VI of the Program provides that the Committee may amend the Program at any time;

NOW, THEREFORE, the Program is hereby amended as follows:

1. The Program is terminated effective as of January 1, 2006 and no further Performance Awards shall be granted thereunder.

2. This termination amendment shall be executed by an officer of the Company so authorized by the Committee and an executed copy shall be delivered to the Committee.

EXECUTED this 1 day of March, 2006.

DYNEGY INC.

By:	/s/ J. Kevin Blodgett
Name:	J. Kevin Blodgett
Title:	General Counsel &
EVP, Administration